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                     [CONNING LOGO]



Investor Contact: Fred M. Schpero
                  or Paul Kopsky, Jr.
                  (314) 444-0715

Media Contact:    David Garino
                  (314) 982-1700

Internet:  http://www.conning.com


      CONNING CORPORATION COMMENTS ON BOARD MEMBER RESIGNATION
      --------------------------------------------------------

     ST. LOUIS, JANUARY 17, 2000 -- Conning Corporation (NASDAQ:CNNG) announced today that John C. Shaw has resigned from the Company's Board of Directors and its related committees. Mr. Shaw indicated that his resignation was due to personal reasons. Mr. Shaw had been a director of Conning since June 1997.

Conning provides asset management services primarily to insurance companies and institutional investors with discretionary assets under management, manages private equity funds investing in insurance and insurance-related companies, and conducts in-depth research on the insurance industry.

     The preceding discussions of expected future results may constitute forward-looking statements. Actual results could differ from expected results due to factors discussed in company filings with the Securities and Exchange Commission.


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